UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14C
(Rule 14c-101)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BOSTON THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BOSTON THERAPEUTICS, INC.

5900 Hollis Street

Emeryville, CA 95608

NOTICE OF ACTIONS TO BE TAKEN WITHOUT A MEETING

To our Stockholders:

The purpose of this Information Statement is to notify our stockholders that (a) on January 25, 2021, the Board of Directors (the “Board”) of Boston Therapeutics, Inc., a Delaware corporation (the “Company” “we,” “us” or “our”), and (b) on January 27, 2021, the holders of at least a majority of our common stock, par value $0.001 per share (the “common stock”) (the “Majority Stockholders”), each adopted resolutions by written consent, (i) to approve an amendment to our certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1-for-173 and (ii) adopt the Company’s 2021 Omnibus Equity Incentive Plan (collectively, the “Actions”). The Reverse Split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our common stock as of the close of business on January 25, 2021 (the “Record Date”).

The enclosed Information Statement is being furnished to you to inform you that the Actions have been approved by the stockholders holding a majority of voting power with respect to the Actions and the approval of the Actions will become effective 20 days after the mailing of this information statement when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the Actions was approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the Actions taken by the majority stockholders.

The enclosed Information Statement was mailed on or about September __, 2021 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTIONS OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors,
/s/ David Ludvigson
David Ludvigson Chief Executive Officer September __, 2021

BOSTON THERAPEUTICS, INC.

5900 Hollis Street

Emeryville, CA 95608

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is to notify our stockholders that (a) on January 25, 2021, the Board of Directors (the “Board”) of Boston Therapeutics, Inc., a Delaware corporation (the “Company” “we,” “us” or “our”) and (b) on January 27, 2021, the holders of at least a majority of our common stock, par value $0.001 per share (the “Common Stock”), each adopted resolutions by written consent, which approve an amendment to our restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1-for-173 (the “Actions”). The Reverse Split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our common stock as of the close of business on January 25, 2021, the record date set in connection with this Information Statement (the “Record Date”), pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and our Bylaws (the “Bylaws”).

Vote Required

Under Delaware law, our Certificate of Incorporation and Bylaws, approval of stockholders holding shares representing no less than the majority of voting power with respect to the Actions (inclusive of holders of outstanding shares of common stock entitled to vote) is entitled to approve the Actions.

As of the Record Date, there were 765,226,373 shares of common stock outstanding. On January 27, 2021, CJY Holding Limited, the holder of 656,425,470 shares of common stock, or 85.8% of our outstanding shares of common stock (the “Majority Stockholders”) executed the written consent of the Majority Stockholders approving the Actions pursuant to the Amendment.

Effective Date of Actions by Written Consent of Majority Stockholders

Pursuant to Rule 14c-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the corporate Actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Amendment with the Secretary of State of the State of Delaware, which filing will result in the Reverse Split becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the Actions.

No Appraisal Rights

Neither Delaware law, including the DGCL, nor our Certificate of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with Actions discussed in this Information Statement.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, in any matter discussed in this Information Statement which differs from that of other stockholders of the Company.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

REVERSE STOCK SPLIT

Our Board and the Majority Stockholders approved the Reverse Split, which will be effected by filing the Amendment with the Secretary of State of the State of Delaware substantially in the form set forth on Appendix A. Our Board is authorized to effect a reverse stock split of our common stock at a ratio of 1-for-173.

Our Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Reasons to Effect a Reverse Split

On January 26, 2021, we, BTHE Acquisition Inc., a California corporation and our wholly-owned subsidiary (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger closed on June 4, 2021.

Subject to the terms and conditions of the Merger Agreement, as consideration for the Merger, Company issued to the shareholders of Nanomix 1,000,000 shares of a newly created Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”). Upon the effectiveness of the amendment to our Certificate of Incorporation to effectuate the Reverse Split, all such shares of Series C Preferred Stock issued to Nanomix shareholders shall automatically convert into approximately 35,316,768 shares of common stock of the Company, the warrants to be assumed at closing may be exercisable into approximately 2,100,911 shares of common stock of the Company and the options and restricted stock units to be assumed at closing may be exercisable into approximately 6,070,842 shares of common stock of the Company. The shares of common stock issuable upon conversion of the Preferred Stock together with warrants, restricted stock units and options to be assumed on the closing date shall represent approximately 80% of the outstanding shares of Common Stock of the Company upon closing of the Merger.

From January 25, 2021 through January 27, 2021, we entered into (i) Exchange Agreements with the holders of the Company’s Series A Preferred Stock pursuant to which the holders exchanged all outstanding shares of Series A Preferred Stock for 75,000,000 shares of common stock and (ii) service agreements with various consultants and advisors pursuant to which it issued 963,964 shares of our series B preferred stock (the “Series B Preferred Stock”). Each outstanding share of the Series B Preferred Stock will automatically convert into 1,000 shares of common stock upon effectiveness of the amendment to our Certificate of Incorporation to effectuate the Reverse Split.

On June 25, 2021, we entered into a securities purchase agreement with accredited investors (the “Investors”) pursuant to which we issued senior secured convertible notes in an aggregate principal amount of approximately $8.4 million for an aggregate purchase price of approximately $7.9 million (collectively, the “Notes”). Immediately prior to the execution of the agreement described above, we entered into exchange agreements (the “Exchange Agreements”) with the holders of outstanding promissory notes with an aggregate principal amount, together with accrued but unpaid interest, of approximately $2.1 mil (the “Convertible Notes”). Pursuant to the Exchange Agreements, the holders of the Convertible Notes were issued, in exchange for their Convertible Notes, Notes and Warrants issued in the financing described above for an aggregate principal amount of $2.1mil. In connection with the issuance of the Notes, we issued to the Investors warrants to purchase an aggregate of approximately708.8 million shares of Common Stock (collectively, the “Warrants”).

The Notes each have a term of twenty-four months and mature on June 25, 2023, unless earlier converted or extended under certain conditions as set forth in the Note (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Investors an amount in cash representing 115% of all outstanding principal amount and any other amounts which may be due under the Notes. Upon an Event of Default (as defined in the Notes), the Notes accrue interest at a rate of 14% per annum.

The Notes are convertible at any time, at the holder’s option, into shares of our common stock equal to $0.0119, subject to adjustment (the “Conversion Price”). Notwithstanding the foregoing, at any time during the continuance of any Event of Default, the Conversion Price in effect shall, at the option of the Holder, be equal to the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date, (ii) 75% of the VWAP of the common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion, (iii) 75% of the VWAP of the common stock as of the trading day of the delivery or deemed delivery of the applicable conversion and (iv) 75% of the price computed as the quotient of (I) the sum of the VWAP of the common stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (collectively, the “Alternative Conversion Price”). The Conversion Price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

At any time from and after May 1, 2022, the Investors shall have the right, in its sole discretion, to require that the Company redeem all, or any portion, of the Note by delivering written notice thereof to the Company. The portion of this Note subject to redemption shall be redeemed by the Company in cash at a price equal to 115% of the amount of the Note to be redeemed. At any time after December 25, 2021, subject to certain equity conditions, if at any time (x) the closing sale price of the Company’s common stock exceeds $0.0238 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for thirty (30) consecutive trading days, the Company shall have the right to redeem all, but not less than all without the prior written consent of the Investors, of the amount remaining under the Notes in cash at a price equal to 115% of the amount to be redeemed.

Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price to $0.0119, subject to adjustment. The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The number of shares of our common stock to be issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Notes and Warrants, together with the shares currently outstanding, exceeds the number of shares currently authorized under the Certificate of Incorporation, as amended, of the Company (the “Articles of Incorporation”). Accordingly, we will effectuate the Reverse Split to increase the authorized number of shares of our common stock that are available to issue these convertible securities.

In addition, our common stock is currently quoted on the OTC Pink, one of the OTC Markets Group over-the-counter markets, which is not a national securities exchange. In connection with our financing activities, our Board intends to apply for the listing of our common stock on the NASDAQ Stock Market (“NASDAQ”) or a similar national stock exchange. One of the key requirements for initial listing on NASDAQ is that our common stock must meet certain minimum bid price requirements, which requirements our common stock currently does not meet. The Reverse Split is intended, in part, to help the Company meet the minimum bid price requirements for a potential up-listing on NASDAQ.

If our common stock is listed on NASDAQ, the liquidity of our common stock and coverage of our company by security analysts and media could be increased, which could result in higher prices for our common stock than might otherwise prevail while our common stock traded on the OTC Pink, lowered spreads between the bid and asked prices for our common stock and lower transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange. As a result, a listing on NASDAQ may increase our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock in the future from a larger pool of potential investors.

Although we believe that the Reverse Split would, at least initially, allow us to meet minimum bid price requirements for initial listing on NASDAQ, the effect of the Reverse Split on the price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances is varied. As a result, there can be no assurance that:

•        the price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the Reverse Split;

•        even if the Reverse Split is initially successful in raising the price of our common stock, we would be successful in maintaining the minimum bid price of our common stock above the levels needed to achieve, and maintain, listing on NASDAQ for any extended period of time;

•        even if the price of our common stock satisfies the minimum bid price requirements for initial listing on NASDAQ, that we would be able to meet, or continue to meet, the other initial and continued listing standards for NASDAQ;

•        even if we are able to meet all initial standards for NASDAQ that we will be approved for listing; or

•        if we achieve listing of our common stock on NASDAQ, that our common stock would not be delisted by NASDAQ for failure to meet other continued listing standards in the future.

Moreover, while it is the current intent of our Board to apply for listing of our common stock on NASDAQ, there can be no assurance that the Board will not later decide that pursuing such listing is not in the best interests of the Company and its stockholders.

Additionally, even though a Reverse Split, by itself, would not impact the Company’s assets or prospects, the Reverse Split could be followed by a decrease in the aggregate market value of our common stock. The price of our common stock will also continue be based also on other factors that are unrelated to the number of shares outstanding, including our future performance.

Our Board believes that a higher share price for our common stock could also help generate investor interest in the Company. At its currently low price, our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients, and analysts at many such firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Many investment funds may also be reluctant to invest in lower priced stocks and some potential investors may be prohibited from investing “penny stocks” (as discussed in more detail below). Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls.

Notwithstanding the foregoing, the liquidity of our common stock may be adversely affected by the Reverse Split as a result of fewer shares of common stock being outstanding after giving effect to the Reverse Split. However, the Board believes that the anticipated higher bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Our common stock is also currently deemed to be a “penny stock” (as defined in Rule 3a51-1 under the Exchange Act) and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Such rules require broker-dealers, before effecting transaction in a penny stock, to meet certain additional disclosure requirements to their customers. The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transaction in our common stock, which can limit the market liquidity of our common stock and the ability of investors to trade our common stock.

Moreover, The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may also limit which the market liquidity of our common stock and the ability of investors to trade our common stock.

If we are able to increase the price of our common stock through implementation of the Reverse Split (and, subsequently, achieve listing of our common stock on NASDAQ), our common stock may no longer be deemed a penny stock, or be considered speculatively low priced for purposes of FINRA Rules, and the burdens and limitations described above may be lifted.

Potential Effects of the Proposed Reverse Split

General

Upon effectiveness of the Reverse Split, our outstanding common stock will be combined, such that every 173 shares of existing common stock will be combined into one new share of common stock. As of the date of this Information Statement, the Company had 765,226,373 shares of our common stock outstanding, against a total of 2,000,000,000 authorized shares. As a result, the Reverse Split, will decrease the Company’s issued and outstanding shares of common stock to approximately 5.3 million shares (without giving effect to the treatment of fractional shares).

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding common stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Amendment will also not change the terms of our common stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock currently outstanding. Our common stock will also remain duly authorized, fully paid and non-assessable.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to 2,000,000,000 shares of common stock, of which 916,914,554 shares were issued and outstanding as of the date of the mailing of this Information Statement. In connection with the Reverse Split, our Board has determined to keep the total number of authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split. As a result, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the Reverse Split than we currently have.

The additional shares of common stock authorized for issuance would have the same rights and privileges under our Certificate of Incorporation as the shares of common stock currently authorized for issuance. Holders of the Company’s common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

Our Board believes that the availability of additional authorized shares of common stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

•        exercise or conversion of securities convertible into, or exercisable for, shares of common stock (including the outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities);

•        future acquisitions;

•        investment opportunities;

•        stock dividends or other distributions;

•        issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and

•        future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of common stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock (except shares of common stock that may be issued upon conversion or exercise of outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities).

No further stockholder approval is required to issue any additional shares of common stock. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Anti-Takeover Effects

Although not designed or intended for such purposes, the overall effect of keeping the number of our authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split could be to enable our Board to render more difficult or discourage an attempt to obtain control of the Company that may be favored by a majority of stockholders and/or that may provide an above market premium to our stockholders, since the additional shares could be issued to purchasers who support our Board and are opposed to a takeover.

Our Board’s determination to keep the number of our authorized shares of common stock the same under our Certificate of Incorporation after giving effect to the Reverse Split is not prompted by any specific effort or perceived threat of takeover. We are not currently aware of any pending or proposed transaction involving a change of control. Nor is the change in authorized shares of common stock a plan by the Board or management to adopt a series of amendments to the Company’s certificate of incorporation or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Potential Odd Lots

The Reverse Split could result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transaction in odd lots may be higher, particularly on a per-share basis than the cost of transaction in even multiples of 100 shares.

Accounting Matters

The Reverse Split would not affect the par value of our common stock, which will remain $0.001 per share of common stock. As a result, upon effectiveness of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fractions by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

No Going Private Transactions

The Reverse Split is not intended as a “going private transactions” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Preferred Stock

Upon the effectiveness of the Reverse Split, the Series B Preferred Stock and Series C Preferred Stock shall automatically convert into shares of common stock as described above.

Effect on Options and Warrants

Upon effectiveness of the Reverse Split, all outstanding options and warrants will be adjusted to reflect the Reverse Split and any grants made under the 2021 Omnibus Equity Incentive Plan will be able to be exercised. The number of shares of common stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants may decrease, and the exercise prices of such options and warrants will increase, in proportion to the fractions by which the number of shares of common stock underlying such options and warrants are reduced as a result of the Reverse Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Split.

Registration and Trading of our Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”). Our common stock will begin trading on a post-split basis after the Effective Time. We will announce the Effective Time and timing for post-split trading to commence in a press release at the time of implementation. In connection with the Reverse Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our common stock) will change to a number that will also be announced in such press release.

Effectiveness of Amendment

The Reverse Split will be effective upon filing of the Amendment with the Secretary of State of the State of Delaware or such other time as specified in such Amendment (the “Effective Time”) without any Actions on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the Reverse Split are physically surrendered. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Amendment will be in substantially the form attached to this Information Statement as Appendix A.

Exchange of Book-Entry Shares

Upon effectiveness of the Reverse Split, stockholders whose shares are uncertificated and held in “street name” with a broker or other nominee, either as direct or beneficial owners, will have their holdings automatically exchanged by their brokers to give effect to the Reverse Split. In addition, stockholders whose shares are held in book-entry form on the books of our transfer agent, Worldwide Stock Transfer LLC, will have their holdings automatically exchanged by Worldwide Stock Transfer LLC to give effect to the Reverse Split. Worldwide Stock Transfer LLC will issue new statements of holdings following such exchange upon request.

Shares held in Certificate Form

Once we implement the Reverse Split, the share certificates representing the shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our shareholders. After the Effective Date each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by 173. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time. As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates.

Fractional Shares

Stockholders will not receive fractional post-Reverse Split shares in connection with the Reverse Split. Instead, all shares will be rounded up to the next whole share.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split to the holders of our common stock and/or preferred stock and does not describe all of the income tax consequences that may be relevant to U.S. Holders (as defined herein) in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. This discussion applies only to holders of common stock and/or preferred stock who hold such common stock and/or preferred stock as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations each as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders who are brokers or dealers in securities, regulated investment companies, real estate investment trusts, traders in securities that use a mark-to-market method of tax accounting, persons other than U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt or governmental organizations, banks, financial institutions, U.S. Holders that hold our stock through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account, U.S. holders who hold stock as part of a hedge, straddle, wash sale, conversion or constructive sale, or other integrated transActions, U.S. Holders that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, U.S. expatriates (as defined in the Code), S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or a person that holds our stock through such entities, or U.S. Holders who acquired the common stock and/or preferred stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws, or under any U.S. federal tax laws relating to taxes other than U.S. federal income taxes (such as estate and gift taxes). Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of U.S. federal, state, local and/or foreign income tax and other laws.

This disclosure applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock or Preferred Stock that is:

•        a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

•        a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to its tax consequences of the Reverse Split.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each beneficial owner of our common stock or Preferred Stock is urged to consult its own tax advisor with respect to the application of U.S. federal income tax laws to its particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or the Medicare tax on net investment income, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. Holder of shares of our common stock for U.S. federal income tax purposes. The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares. The holding period of the post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split generally will include the stockholder’s respective holding periods for the pre-Reverse Split shares of common stock.

The tax discussion set forth above is included for general information only. U.S. Holders should consult with their own tax advisors to determine their particular tax consequences with respect to the Offers, including the applicability and effect of state, local and non-U.S. tax laws.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On January 25, 2021, our board of directors adopted our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The 2021 Plan became effective on the date that it was approved by our stockholders (the “Effective Date”).

Under the 2021 Plan, 951,150,000 shares of Company common stock are initially available for grant.

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to participants to acquire shares of Company common stock under the 2021 Plan. It is anticipated that the Plan will be administered by our Board of Directors or the Compensation Committee. The following table sets forth, as of August 23, 2021, the approximate number of each class of participants eligible to participate in the 2021 Stock Incentive Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	[__]
Directors(1)	4
Consultants	[__]

____________

(1)      One of the four directors is an employee of the Company.

Rationale for Adoption of the 2021 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units, and other stock-based awards to our employees, directors, and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares proposed to be available for grant under the 2021 Plan is designed to enable the Company to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Shares Available; Certain Limitations.    The maximum number of shares of common stock reserved and available for issuance under the 2021 Plan will be equal to 951,150,000 shares of common stock provided that shares of common stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merge, or (ii) an award that a participant purchases at fair market value.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by us in the open market, in private transaction or otherwise. If any shares of Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2021 Plan.

The stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of 2021 Plan

The following is a summary of the material features of the 2021 Plan. This summary is qualified in its entirety by the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards.    The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration.    The 2021 Plan will be administered by our board of directors, or if our board of directors does not administer the 2021 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units.    Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options.    Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.    SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards.    The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments.    In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control.    The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transActions or series of integrated transaction following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our board of directors with authority to amend, alter or terminate the 2021 Plan, but no such actions may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such Actions will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2021 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options.    A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2021 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights.    A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock.    A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units.    In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards.    With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2021 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2021 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock (a) by each person known by us to own beneficially 5% or more of any class of our voting securities, (b) by each of our executive Officers, (c) by each of our directors and (d) by all our current executive officers and directors as a group.

Shares of common stock subject to stock options, preferred stock, convertible notes and debentures and warrants that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address of each stockholder is c/o Boston Therapeutics, Inc. at 5900 Hollis Street, Emeryville, CA 95608.

Ownership Prior to the Merger

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of June 4, 2021, the date of our merger with Nanomix, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our Named Executive Officers and (iii) all executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)
Conroy Chi-Heng Cheng	-0-	—
All executive officers and directors as a group (1 person)	-0-	—

Other 5% Stockholders:
CJY Holdings Limited	656,425,470	71.6%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each person listed is in care of Boston Therapeutics, Inc., 5900 Hollis Street, Emeryville, CA 95608.

(2)      The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of June 9, 2021, through the exercise of any stock option or other right. As of June 9, 2021, 916,914,554 shares of the Company’s common stock were outstanding.

The Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

Ownership After the Merger

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of September 1, 2021, after the Transaction was consummated on such date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our Named Executive Officers and (iii) all executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership(2)	Percent of Class(2)
David Ludvigson(3)	366,463,119	4.57%
Garrett Gruener(4)	4,535,986,220	48.23%
Jerry Fidler(5)	453,402,991	4.82%
Greg Schiffman(6)	40,076,262	*

Other 5% Stockholders:
CJY Holdings Limited(7)	656,425,470	71.60%

____________

*        Less than 1%.

(1)      The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of June 9, 2021, through the exercise of any stock option or other right. As of June 9, 2021, 916,914,554 shares of the Company’s common stock were outstanding.

(2)      Each share of Series C Preferred Stock votes on an as converted basis and each share of Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

(3)      Includes 58,316,292 shares of common stock issuable upon conversion of Series C Preferred Stock, 5,332,425 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger and 366,463,119 shares of common stock subject to Restricted Stock Units (“RSU”). The shares underlying the warrants and the RSU may not be exercised until the implementation of a reverse stock split.

(4)      Includes 4,253,121,399 shares of common stock issuable upon conversion of Series C Preferred Stock, 167,566,202 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger and 15,298,619 shares of common stock subject to RSUs. The shares underlying the warrants and the RSU may not be exercised until the implementation of a reverse stock split.

(5)      Includes 9,179,171 shares of common stock subject to options and the following shares held by Zygote Ventures LLC: 412,940,255 shares of common stock issuable upon conversion of Series C Preferred Stock and 31,283,565 shares of common stock issuable upon exercise of the warrants assumed by the Company as a result of the Merger. The shares underlying the warrants and the options may not be exercised until the implementation of a reverse stock split.

(6)      Includes 40,076,262 shares of common stock subject to RSUs. The shares underlying the RSU may not be exercised until the implementation of a reverse stock split.

(7)      The percentage of the class for CJY Holdings Limited is based on 916,914,554 shares of the Company’s common stock outstanding as of September 1, 2021 and does not assume the conversion of the Series B Preferred Stock and the Series C Preferred Stock or the conversion of the outstanding RSUs or options.

The Series C Preferred Stock votes on an as converted basis and the Series B Preferred Stock, effective January 1, 2022, votes on an as converted basis.

ADDITIONAL INFORMATION

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 5900 Hollis Street, Emeryville, CA 95608, or call the Company at (603) 935-9799, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Available Information

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission.

By Order of the Board of Directors,
/s/ David Ludvigson
David Ludvigson Chairman and Chief Executive Officer September __, 2021

Appendix A

Form of Certificate of Change

A-1

Appendix B

2021 Omnibus Equity Incentive Plan

B-1